EXHIBIT 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Colony Bankcorp, Inc. (the "Company") on Form 10-Q for the period ended March 31, 2022, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), T. Heath Fountain, President and Chief Executive Officer of the Company, and Andrew Borrmann, Executive Vice President and Chief Financial Officer of the Company, each hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his or her knowledge that:

(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

May 13, 2022

/s/ T. Heath Fountain
T. Heath Fountain
President and Chief Executive Officer

May 13, 2022

/s/ Andrew Borrmann
Andrew Borrmann
Executive Vice-President and Chief Financial Officer

This certification accompanies this Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002,will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed “filed” by the Company for purposes of §18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section.